Summary Statements of Operations

($ in thousands)

	Six Months Ended		Year Ended	
	June 30, 2006	June 30, 2005	December 31, 2005	December 31, 2004
Revenues				
Interest income	$ 117,566	$ 76,694	$ 171,834	$ 105,818
Servicing fees	1,804	4,060	6,647	12,480
Other income	5,887	8,856	15,216	14,394
	125,257	89,610	193,697	132,692
Expenses				
Employee costs	19,077	20,151	40,384	38,173
General and administrative	20,148	19,285	39,285	33,936
Interest	40,338	22,332	51,669	32,147
Impairment on residual	0	0	0	11,750
Provision for credit losses	41,277	27,536	58,987	32,574
	120,840	89,304	190,325	148,580
Income (loss)	4,417	306	3,372	(15,888)
Income tax expense	0	0	0	0
Net income (loss)	$ 4,417	$ 306	$ 3,372	$ (15,888)
EPS (fully diluted)	$0.18	$0.01	$0.14	$(0.75)